EXHIBIT 77C to Neuberger Berman Institutional Liquidity Series
Form NSAR 09/30/09

File Number: 81121647
CIK Number: 0001303620

Report of Votes of Shareholders

A special meeting of shareholders of Neuberger
Berman Institutional Cash Fund and Neuberger
Berman Prime Money Fund (each individually a
Fund and collectively the Funds), each a series of Neuberger Berman Institutional Liquidity Series
(the Trust), was held on April 6, 2009. Upon completion of the acquisition of Neuberger
Berman Management LLC (Management) and
Lehman Brothers Asset Management LLC (LBAM) by NBSH Acquisition, LLC, an entity organized by key members of Neuberger Bermans senior management (the Acquisition), the
Trusts management and subadvisory agreements, on behalf of each Fund, with Management and LBAM, respectively, automatically terminated.
To provide for continuity of management, the shareholders of each Fund voted on the following matters, which became effective upon completion of the Acquisition on May 4, 2009.

PROPOSAL 1  TO APPROVE A NEW MANAGEMENT AGREEMENT BETWEEN
THE TRUST AND A NEWLYFORMED SUCCESSOR ENTITY TO MANAGEMENT
(NEW MANAGEMENT)

Neuberger Berman
Institutional Liquidity
Series				Votes For	Votes Against	Abstentions	Broker NonVotes

Institutional Cash Fund		1,633,764,895	482,534		162,401		304,837,180

Prime Money Fund		850,658,755	?		?		?

PROPOSAL 2  TO APPROVE A NEW SUBADVISORY AGREEMENT WITH
RESPECT TO THE TRUST AND THE FUND, BETWEEN NEW MANAGEMENT AND
LBAM

Neuberger Berman
Institutional Liquidity
Series				Votes For	Votes Against	Abstentions	Broker NonVotes

Institutional Cash Fund		1,633,636,516	?		773,314		304,837,180

Prime Money Fund		850,658,755	?		? 	  	?

PROPOSAL 3  TO APPROVE THE ELECTION OF THE FOLLOWING TRUSTEES
TO THE BOARD OF TRUSTEES OF THE TRUST:*

Neuberger Berman
Institutional Liquidity
Series				Votes For	Votes Withheld	Abstentions	Broker NonVotes

Joseph V. Amato			2,787,637,530	2,268,220	?		?

John Cannon			2,787,704,882	2,200,867	?		?

Faith Colish			2,787,744,109	2,161,641	?		?

Robert Conti			2,787,744,109	2,161,641	?		?

Martha C. Goss			2,786,997,342	2,908,408	?		?

C. Anne Harvey			2,787,704,882	2,200,867	?		?

Robert A. Kavesh		2,787,744,109	2,161,641	?		?

Michael M. Knetter		2,787,744,109	2,161,641	?		?

Howard A. Mileaf		2,787,704,882	2,200,867	?		?

George W. Morriss		2,787,744,109	2,161,641	?		?

Edward I. OBrien		2,787,744,109	2,161,641	?		?

Jack L. Rivkin			2,787,744,109	2,161,641	?		?

Cornelius T. Ryan		2,787,704,882	2,200,867	?		?

Tom D. Seip			2,787,744,109	2,161,641	?		?

Candace L. Straight		2,787,704,882	2,200,867	?		?

Peter P. Trapp			2,787,744,109	2,161,641	?		?

* Denotes trustwide proposal and voting results.

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